 Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Lipella Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid
	Equity	Shares of common stock, par value $0.0001 per share	Rule 457(o)	—	—	$8,050,000	0.0001102	$887.11
	Equity	Underwriter’s warrants to purchase shares of common stock(3)(4)	Rule 457(g)	—	—	—	—	—
	Equity	Shares of common stock issuable upon exercise of underwriter’s warrants(4)	Rules 457(g) and 457(o)	—	—	$503,125	0.0001102	$55.44
	Equity	Shares of common stock, par value $0.0001 per share(5)	Rule 457(a)	1,759,957	$6.25	$10,999,731.25	0.0001102	$1,212.17

Fees Previously Paid	—	—	—	—	—	—	—	$2,403.94
	Total Offering Amounts					$19,552,856.20		$2,154.72
	Total Fees Previously Paid							$2,403.94
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share, of the registrant (the “Common Stock’), as may be issued or issuable because of stock splits, stock dividends and similar transactions.
(2)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(o) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price. Includes the offering price of additional shares of Common Stock that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	No additional registration fee is payable pursuant to Rule 457(g) of the Securities Act.
(4)	The registrant will issue to Spartan Capital Securities, LLC, the representative of the underwriters, warrants to purchase up to a number of shares of Common Stock equal to 5% of the aggregate number of shares of Common Stock sold in the offering. The exercise price of the warrants is equal to 125% of the offering price of the shares of Common Stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $503,125, which is equal to 125% of $402,500 (5% of the proposed maximum aggregate offering price of $8,050,000).
(5)	Represents shares of Common Stock registered for resale on this registration statement by the selling securityholders named in this registration statement or their permitted transferees. The proposed maximum aggregate offering price of such shares is based on the high end of the price range, $6.25 per share, of the shares of Common Stock offered in the registrant’s initial public offering and being registered on this registration statement, giving effect to an anticipated reverse stock split of outstanding Common Stock on a 1-for-2.5 basis.